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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Cornerstone Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF
CORNERSTONE BANCSHARES, INC.
TO BE HELD ON
APRIL 18, 2002

INTRODUCTION

Solicitation of Proxies

        This Proxy Statement is being furnished to the Shareholders of Cornerstone Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of the outstanding shares of the $1.00 par value Common Stock of the Company ("Common Stock") for use at the Meeting of Shareholders of the Company to be held at the Company's Gunbarrel branch located at 2280 Gunbarrel Road, Chattanooga, Tennessee, on Thursday, April 18, 2002, and at any adjournment or postponement thereof ("Shareholders Meeting"). The Shareholders Meeting is being held to (i) elect thirteen (13) directors of the Company; (ii) consider and approve the Cornerstone Bancshares, Inc. 2002 Long Term Incentive Plan, (iii) approve the employment of the Company's outside auditing firm; and (iv) transact such other or further business as may properly come before the Shareholders Meeting and any adjournment or postponement thereof. The Board of the Company knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated March 15, 2002, and it and the accompanying notice and form of proxy are first being mailed to the Shareholders of the Company on March 15, 2002. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company.

Voting Securities and Principal Holders Thereof

        The Board has fixed the close of business on February 25, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Shareholders Meeting. Each share of the Company's common stock without par value ("Common Stock") is entitled to one vote. As of February 25, 2002 there were issued and outstanding 1,233,167 shares of Common Stock.

        Set forth below is information, as of February 25, 2002, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the four most highly compensated executive officers for the previous fiscal year and (d) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock(1)
Directors and Nominees
Ramesh V. Amin 5319 Highway 153 Chattanooga, Tennessee 37343	Director	60,001	(2)	4.83%
Randy Brooks 5319 Highway 153 Chattanooga, Tennessee 37343	Director	29,746	(2)	2.40%

B. Kenneth Driver 5319 Highway 153 Chattanooga, Tennessee 37343	Director	25,186	(2)(4)	2.03%
Karl Fillauer 5319 Highway 153 Chattanooga, Tennessee 37343	Director	33,190	(2)(5)	2.67%
Gregory B. Jones 5319 Highway 153 Chattanooga, Tennessee 37343	Director, President & Chief Executive Officer	27,194	(3)(6)	2.20%
James H. Large 5319 Highway 153 Chattanooga, Tennessee 37343	Director	39,670	(2)(7)	3.20%
Lawrence D. Levine 5319 Highway 153 Chattanooga, Tennessee 37343	Director	17,500	(2)	1.41%
Russell W. Lloyd 5319 Highway 153 Chattanooga, Tennessee 37343	Director	33,290	(2)(8)	2.68%
Earl A. Marler, Jr. 5319 Highway 153 Chattanooga, Tennessee 37343	Director	37,065	(2)(9)	2.99%
Doyce G. Payne, M.D. 5319 Highway 153 Chattanooga, Tennessee 37343	Director	41,315	(2)(10)	3.33%
Turner Smith 5319 Highway 153 Chattanooga, Tennessee 37343	Director	30,000	(2)	2.42%
Billy O. Wiggins 5319 Highway 153 Chattanooga, Tennessee 37343	Director	40,544	(2)(11)	3.27%
Marsha Yessick 5319 Highway 153 Chattanooga, Tennessee 37343	Director	26,000	(2)	2.10%
Certain Executive Officers
Nathaniel F. Hughes 5319 Highway 153 Chattanooga, Tennessee 37343	Executive Vice President & Chief Financial Officer	22,550	(3)(12)	1.83%
Jerry D. Lee 5319 Highway 153 Chattanooga, Tennessee 37343	Executive Vice President & Senior Loan Officer	25,150	(3)(13)	2.04%
All directors and executive officers as a group (15) persons		488,401		35.71%

        Notes

(1)
Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 1,233,167 shares issued and outstanding on February 25, 2002. Options to purchase 134,850 shares are exercisable or become exercisable within 60 days of February 25, 2002. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)
Includes 10,000 shares issuable within the next 60 days upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan.

(3)
Includes 4,950 shares issuable within the next 60 days upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan.

(4)
Includes 15, 186 shares held jointly with Mr. Driver's spouse.

(5)
Includes 23, 190 shares held jointly with Mr. Fillauer's spouse.

(6)
Includes 4,494 shares held jointly with Mr. Jones' spouse, and 1,400 shares held in an IRA account by Mr. Jones' spouse.

(7)
Includes 4,300 shares held jointly with Mr. Large's spouse, 1.600 shares held by Mr. Large's spouse and 22,170 shares held by Key James Brick Company trust PSP.

(8)
Includes 20,000 shares held jointly with Mr. Lloyd's spouse and 100 shares held as custodian for grandchild.

(9)
Includes 12,065 shares held jointly with Mr. Marler's spouse.

(10)
Includes 10,690 shares held jointly with Dr. Payne's spouse and 2,625 shares held as custodian for a child.

(11)
Includes 3,000 shares held as custodian for a child

(12)
Includes 5,000 shares held jointly with Mr. Hughes' wife.

(13)
Includes 9,500 shares in spouse's name and 200 shares held as custodian for a child.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under federal securities laws, the Company's directors, executive officers and 10% or more shareholders are required to report, within specified monthly due dates, their initial ownership in the Company's Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

Revocability of Proxy

        Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the President of the Company, by delivering a later dated proxy or by voting in person at the Shareholders Meeting.

Action to be Taken Under the Proxy

        Proxies in the accompanying form that are properly executed and returned will be voted at the Shareholders Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) "FOR" the election of the thirteen (13) persons specified as nominees for directors of the Company; (b) "FOR" the ratification of the Cornerstone Bancshares, Inc. 2002 Long Term Incentive Plan; (c) "FOR" the ratification of the appointment of Hazlett, Lewis & Bieter, PLLC as independent auditors; and (d) in the best judgment of the persons named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting or any adjournment(s) thereof. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his or her stead, of such other person as the Board may recommend.

        The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The Board knows of no other matters of business to be presented for consideration at the Shareholders Meeting. If, however, any other matters properly come before the Shareholders Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Shareholders Meeting from time to time.

PROPOSAL I: ELECTION OF DIRECTORS

General

        Pursuant to the bylaws, as amended, of the Company, the Board has set the number of directors of the Company to be between nine and fifteen members. The Board has named Ramesh V. Amin, Randy Brooks, B. Kenneth Driver, Karl Fillauer, Gregory B. Jones, James H. Large, Lawrence D. Levine, Russell W. Lloyd, Earl A. Marler, Jr., Doyce G. Payne, M.D., Turner Smith, Billy O. Wiggins and Marsha Yessick to stand for election as directors at the Shareholder's Meeting. Should any one or more of these nominees become unable to serve for any reason, or choose not to serve, the Board may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution provide for a lesser number of directors.

        Each director elected at the Shareholders Meeting will serve until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Directors will be elected by a plurality of the votes cast.

Information About Nominees

        Set forth below with respect to the directors and nominees for director of the Company is information regarding their business experience during the past five years and other information.

Name	Age	Principal Occupation
Ramesh V. Amin	55	President of American Plastics, a Chattanooga based producer of plastic consumer products. He has been a director of the Company since 1997 and of the Bank since 1996.
Randy Brooks	49	President of R.K. Haskew & Co., Inc., a Chattanooga based manufacturing company. He has been a director of the Company since 1997 and of the Bank since 1996.

B. Kenneth Driver	66	President & Chief Operating Officer of Fillauer, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.
Karl Fillauer	54	Chairman of Fillauer, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.
Gregory B. Jones	49	President & Chief Executive Officer of the Company and the Bank since 1999. He has been a director of the Company and the Bank since 1999.
James H. Large	58	President of Key-James Brick & Supply Company, Inc., a Chattanooga based supplier of building supplies. He has been a director of the Company since 1997 and of the Bank since 1996.
Lawrence D. Levine	72	President of Financial Management Corp., a Chattanooga based insurance and financial management company. He has been a director of the Company since 1997 and of the Bank since 1996.
Russell W. Lloyd	61	President of MPL Construction Company, a Chattanooga based commercial building construction company. He has been a director of the Company since 1997 and of the Bank since 1996.
Earl A. Marler, Jr.	65
		Chairman of the Board of the Company since 1997 and of the Bank since 1996. He served as Chief Executive Officer of the Company from 1997 to 1998, and of the Bank from 1996 to 1998. He has been a director of the Company since 1997 and of the Bank since 1996.
Doyce G. Payne, M.D.	51	Physician of obstetrics and gynecology in the Chattanooga area. He has been a director of the Company since 1997 and of the Bank since 1996.
Turner Smith	61	Director of Southeast Energy Services, Inc., a Chattanooga based consulting company to the construction industry. He has been a director of the Company since 1997 and of the Bank since 1996.
Bill O. Wiggins	59	President of Checks, Inc., a Chattanooga based specialty check printing company. He has been a director of the Company since 1997 and of the Bank since 1996.
Marsha Yessick	54
		Owner of Yessick's Design Center, a Chattanooga based interior design company, and owner of Yessica's a local manufacturer of various interior design products. She has been a director of the Company since 1997 and of the Bank since 1996.

Executive Officers
Nathaniel F. Hughes	43	Executive Vice President & Chief Financial Officer of the Company and the Bank since February 1999.
Jerry D. Lee	40	Executive Vice President & Senior Loan Officer of the Bank since April 1999.

THE BOARD OF DIRECTORS RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ELECTION OF THE FOREGOING NOMINEES AS DIRECTORS OF THE COMPANY.

PROPOSAL II: Consideration and Approval of the Cornerstone Bancshares, Inc.
2002 Long Term Incentive Plan

General

        The Board of Directors (the "Board") has adopted and recommends that the shareholders approve the Cornerstone Bancshares 2002 Long Term Incentive Plan (the "Plan"). The 1996 Stock Option Plan had established 150,000 non-qualified stock options and 55,000 incentive stock options for issuance. Currently 130,000 of the non-qualified stock options and all 55,000 of the incentive stock options have been issued, providing no opportunity to grant any additional incentive stock options to management. Management and the Board believe that it is important for key officers and directors to have a propriety interest in the long term financial success of the Company and the growth of shareholder value as reflected in its stock price. Management and the Board further believe that the current 1996 Stock Option Plan has been successful in helping to attain that goal, and it is important that it be continued in the future. In addition management and the Board agree that the Plan should be expanded to include "Restricted Stock," "Stock Appreciation Rights" and "Performance Awards," as well as, non-qualified stock options and incentive stock options. It should be noted that the current employees and directors of the Company will benefit by adoption of this Plan because it is anticipated that additional awards may be made to them in the future. However due to the discretionary nature of the Plan, the amount that the Board may award to a particular individual or group cannot be determined at this time.

        A full copy of the Plan is attached as Exhibit A to this proxy statement. The major features of the Plan are summarized below, but this is only a summary and is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined in this proxy statement have the meanings given them in the Plan.

        The Plan, which is administered by our Human Resource Committee, is distinct from any other broad-based plan that we have adopted or may adopt for the grant of stock options to our employees more generally. In order to ensure that compensation paid pursuant to the Plan can qualify as "performance-based compensation" not subject to the limitation on deductibility of executive compensation in excess of $1 million, we are submitting the Plan for your approval. Below is a summary of the material provisions of the Plan.

Eligible Employees

        Executive Officers and other employees, actively employed by the Company or its subsidiaries, may be selected by the Committee, with subsequent Board approval, to receive an award under the Plan.

Award

        The Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, stock appreciation rights, restricted stock awards, or performance awards, as such terms are defined in the Plan.

Awards to "Covered Participants"

        The Plan also provides that, if the Committee, with subsequent Board approval, determines at the time that an award is established for a participant that such participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a "covered employee" within the meaning of Section 162(m) of the Code (i.e.., the Chief Executive Officer or one of the four other most highly compensated officers of the Company), then the Committee may make payment of the award subject to the Company having a level of net income specified by the Committee. The Committee, with subsequent Board approval, will also have the discretion to reduce, but not increase, the final amount of any such award based on criteria such as individual merit and company performance based on specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return or cost control.

Shares Available

        Three hundred thousand shares of our Stock are available for awards granted under the Plan. The maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant in any calendar year is 30,000.

        Any shares of our Stock issued under the Plan, may consist, in whole or in part, of authorized and unissued shares of our Stock or treasury shares of our Stock or shares of our Stock purchased in the open market. If any shares of our Stock subject to any award are forfeited or such award otherwise terminates without the issuance of such shares of our Stock or of other consideration in lieu of such shares, the shares of our Stock subject to such award, to the extent of any such forfeiture or termination, will again be available for grant under the Plan. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the shares of our Stock, such adjustment will be made in the aggregate number and class of shares of our Stock which may be delivered under the Plan, in the individual limit described above, in the number, class and option price of shares of our Common Stock subject to outstanding options thereunder, and in the value of, or number or class of shares of our Stock subject to, awards as may be determined to be appropriate by the Committee, with subsequent Board approval; provided that the number of shares of our Stock subject to any award will always be a whole number.

Options; Stock Appreciation Rights

        Options to purchase shares of our Stock may be granted under the Plan, either alone or in addition to other awards. The purchase price per share of our Stock purchasable under an option will be determined by the Committee, with subsequent Board approval; provided that such purchase price will not be less than the fair market value, as defined in the Plan, of a share of our Stock on the date of the grant of the option for any Incentive Stock Option.. The term of each option will be fixed by the Committee, with subsequent Board approval; provided that no Incentive Stock Option will be exercisable after the expiration of 10 years from the date of grant. Options will be exercisable at such time or times as determined by the Committee, with subsequent Board approval, at or subsequent to grant. Subject to the other provisions of the Plan and any applicable award agreement, any option may be exercised by the participant in such form or forms, including, without limitation, payment by delivery of cash, shares of our Stock or other consideration including, where permitted by law and the Committee, awards having a fair market value on the exercise date equal to the total option price, or by any combination of cash, shares of our Stock and other consideration as the Committee may specify in the applicable award agreement.

        As of the time of the grant, the aggregate fair market value of the shares of our Stock with respect to which Incentive Stock Option's held by any participant become exercisable for the first time by such participant during any calendar year under the Plan, including under any of our other benefit plans or of any of our subsidiary corporations, will not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code. The Committee may provide, at the time of grant, that the shares of Stock to be issued upon an option's exercise will be in the form of restricted stock or other similar securities, or may reserve the right so to provide after the time of grant. Upon termination of employment, other than for death, disability or retirement, a participant forfeits all unexercisable options and may exercise all exercisable options within three months following such termination.

        Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation rights related to an option other than an Incentive Stock Option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. Any stock appreciation right related to an Incentive Stock Option must be granted at the same time such option is granted. In the case of any stock appreciation right related to any option, the stock appreciation right or applicable portion thereof will terminate and no longer be exercisable upon the termination or exercise of the related option, except that any stock appreciation right granted with respect to less than the full number of shares of our Stock covered by a related option will not be reduced except to the extent that the number of shares of our Stock affected by the exercise or termination of the related option exceeds the number of shares of our Stock not covered by the stock appreciation right. Any option related to any stock appreciation right will no longer be exercisable to the extent the related stock appreciation right has been exercised. The Committee may impose, with subsequent Board approval, such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

Performance Shares Of Stock

        Performance-based equity awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the Plan. The performance criteria to be achieved during any performance period under the Plan and the length of the performance period will be determined by our Board upon the grant of each performance award. Performance awards will generally be distributed only after the end of the relevant performance period. Performance awards may be paid in cash, Stock, other property or any combination thereof, in the sole discretion of our Board at the time of payment. Performance awards may be paid in a lump sum or in installments following the close of the performance period.

Restricted Shares Of Stock

        Restricted stock awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the Plan. Except as otherwise determined by our Board at the time of grant, upon termination of employment for any reason during the restriction period, all restricted stock awards still subject to restriction will be forfeited by the participant and reacquired by us.

Change In Control

        The Plan generally provides that in the event of a "change in control," (as defined in the Plan) the vesting of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards shall be accelerated so that all Awards not previously exercisable and vested are fully exercisable and vested.

Other Key Provisions

        Our Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation may be made that would impair rights under an award theretofore granted without the participant's consent. Subject to the provisions of the Plan and any award agreement, the recipient of an award, including, without limitation, any deferred award may, if so determined by our Board, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares of our Stock covered by the award, and our Board may provide that such amounts, if any, will be deemed to have been reinvested in additional shares of our Stock or otherwise reinvested.

Federal Income Tax Consequences

        The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options. The grant of a stock option will create no tax consequences for a participant or the Company. A participant will have no taxable income upon exercising an Incentive Stock Option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an Incentive Stock Option is exercised. Upon exercising a stock option other than an Incentive Stock Option, a participant must recognize ordinary income equal to the difference between the fair market value of the Stock on the date of exercise and the exercise price. The Company will be entitled to a deduction for the same amount. The treatment to a participant of a disposition of Stock acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an Incentive Stock Option or by exercising a stock option other than an Incentive Stock Option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares of Stock acquired under a stock option, except that the Company may be entitled to a deduction in the case of a disposition of shares of Stock acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods have been satisfied.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CORNERSTONE BANCSHARES, INC. 2002 LONG TERM INCENTIVE PLAN

PROPOSAL THREE
APPROVAL OF INDEPENDENT ACCOUNTANTS

        The Board, upon recommendation of the Audit Committee, has appointed Hazlett, Lewis & Bieter, PLLC ("HLB"), independent certified public auditors for the Company and its subsidiary for the current year ending December 31, 2002, subject to ratification by the shareholders. HLB has served as independent auditors for the Company since 1997 and the Bank since 1996. HLB has advised the Company that neither the firm nor any of its partners have any direct or material interest in the Company and its subsidiary except as auditors and independent certified public accountants of the Company and its subsidiary.

        A representative of HLB will be present at the Shareholder's Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of HLB is also expected to respond to appropriate questions from the shareholders.

        The affirmative vote of the holders of shares representing a majority of the votes represented at the Shareholder's Meeting, at which a quorum is present, is required to ratify the appointment of HLB as independent auditors.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF HAZLETT, LEWIS & BIETER, PLLC AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information regarding the compensation and benefits provided to its chief executive officer and other executive officers, including the four other most highly compensated executive officers who receive more than $100,000 in annual compensation (the "Executive Officers"). The disclosure requirements for the Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. The Human Resource committee has prepared the following report for inclusion in this Proxy Statement in response to such requirements.

        The Human Resource Committee either approves or recommends to the Board payment amounts and award levels for Executive Officers of the Company and its subsidiary. The report reflects the Company's philosophy as endorsed by the Company's Board and the Human Resource Committee and resulting actions taken by the Company for the reporting periods shown in the compensation tables supporting the report.

HUMAN RESOURCE COMMITTEE COMPENSATION REPORT

General

        The Human Resource Committee is composed of four independent, non-employee directors who have no "interlocking" relationships as defined by the SEC. The Human Resource Committee fully supports the Company's philosophy that the relationship between pay and individual performance is the cornerstone of the salary administration program, and the reward of consistent, superior performance is equally important to the control of salary expense in the management of the Company's operating overhead. Pay for performance relating to Executive Officer compensation comprises: base pay, annual cash incentives and long term non-cash incentives. The administration of Executive Officer compensation in these areas is based not only on individual performance and contributions, but also on total Company performance relative to profitability and shareholder interests. The Human Resource Committee makes recommendations to the Board with a view to: (i) ensuring that a competitive and fair total compensation package is provided the directors, officers and employees in order to recruit and retain quality personnel; (ii) ensuring that written performance evaluations are made not less frequently than annually; and, (iii) periodically reviewing and revising salary ranges and total compensation programs for directors, officers and employees.

Base Salary and Increases

        In establishing Executive Officer salaries and increases, the Human Resource Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Human Resource Committee using performance results documented and measured annually. Information regarding salaries paid by other financial institutions is obtained and is used in the decision process to ensure competitiveness with the Company's peers and competitors.

        The Company's philosophy is to provide base pay competitive with other banks and bank holding companies of similar size in the southeast.

Executive Officer Pay

        The Human Resource Committee formally reviews the compensation paid to the Executive Officers in January each year. Changes in base salary and the awarding of cash incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. Salary information is gathered and used in formulating recommendations regarding changes in the chief executive officer's compensation to ensure that the chief executive officer's total compensation is comparable with industry peers. The Board makes the final approval.

        After a review of market information, the Human Resource Committee established Mr. Jones' base salary for the year 2001 at $137,376. This salary level represents a 6.50% increase or $8,376 from the year 2000 base salary. This salary level reflects an appropriate compensation level based in part on his past accomplishments with the Company.

Annual Cash Incentives

        From time to time the Company uses annual cash incentives for specific short-term results. For the year 2001 the Company did not use any plan for cash incentives.

Long-Term Incentives

        The Company and its shareholders have previously approved the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan, and 55,000 shares of Company stock have been reserved for issue under this plan as employee incentive stock options. In 2001 the Human Resource Committee issued stock options to purchase 5,100 shares of Company stock at an exercise price of $13.00 per share to Mr. Jones as an additional long-term incentive. See "Stock Option Grants in 2001."

Employment and Severance Contracts

        The Company has issued "Executive Agreements" to key Executive Officers, including Mr. Jones. This agreement, among other things, provides Mr. Jones, under certain circumstances, with two years of salary and immediate vesting of any unexercised stock options in the event the Company or the Bank experiences a change in ownership related to a merger, sale or acquisition. The agreement expires in 2002, unless extended by the Board. If the Company or the Bank does not experience a change in ownership, then there are no benefits paid or accrued to Mr. Jones.

$l Million Deduction Limit

        At this time the Company does not appear to be at risk of losing deductions under the $1 million deduction limit on executive pay established under Section 162(iii) of the Internal Revenue Code of 1986. As a result, the Company has not established a policy regarding this limit.

Summary

        In summary the Company's overall executive compensation program is designed to reward managers for individual, Company and share-value performance. The executive compensation program incorporates a shareholder point of view in several different ways and contains significant protections for shareholders. The Human Resource Committee monitors the various program guidelines and may adjust these as it deems appropriate. The Human Resource Committee believes that the compensation of the Company's officers and employees, including the Executive Officers, is reasonable and competitive with compensation paid by other financial institutions of similar size. The Company's total personnel expense, as a percentage of average assets was 1.77% on December 31, 2001.

This concludes the report of the Human Resource Committee.

James H. Large	Lawrence D. Levine	Earl Marler, Jr.	Billy O. Wiggins

Compensation Table

        The table below sets forth certain elements of compensation for the named executive officer of the Company and the Bank for the periods indicated.

SUMMARY COMPENSATION TABLE

Long Term Compensation(1)
Annual Compensation
				Restricted Stock Awards ($)	Securities Underlying Options/SAR's (#) (2)
Name and Principal Position	Year	Salary ($)	Bonus ($)			All Other Compensation ($) (3)
Gregory B. Jones President & CEO Company and Bank	2001 2000 1999	$137,376 129,000 120,000	$0 0 0	0 0 0	5,100 5,500 5,500	$5,400 5,400 5,400
Jerry D. Lee Ex Vice President Sr. Loan Officer	2001 2000 1999	$102,500 98,500 95,000	$0 0 0	0 0 0	5,100 5,500 5,500	$0 0 0

(1)
The Company maintains a "1996 Cornerstone Statutory and Non-statutory Stock Option Plan" which was approved by the shareholders in 1996. There were no shares of restricted stock held by any executive officers on December 31, 2001.

(2)
Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible. The Company does not grant SAR's.

(3)
Includes $5,400 in 1999, 2000 and 2001 in Bank Board director's fees for Mr. Jones.

Options/SAR Grants in Last Fiscal Year

        The following table contains information about option awards made to the named executive officer during the Company's fiscal year ended December 31, 2001.

STOCK OPTION GRANTS IN 2001

	Individual Grants
	Number of Securities Underlying Options/SAR's Granted (#)(1)	% of Total Options/SAR's Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for The Option Term(4)
Name			Exercise or Base Price ($/share)(2)	Expiration Date(3)
					5% ($)	10% ($)
Gregory B. Jones	5,100	27.13%	$13.00	03/01/11	$41,718	$105,672
Jerry D. Lee	5,100	27.13%	$13.00	03/01/11	$41,718	$105,672

(1)
These options are granted under the "1996 Cornerstone Statutory and Non-statutory Stock Option Plan".

(2)
These options were granted at fair market value at the time of the grant, are generally 100% exercisable after five years of the grant, with a vesting schedule of 30% the third year, 60% the fourth year and 100% the fifth year.

(3)
These options could expire earlier in certain situations.

(4)
The potential realizable value of the options granted in 2001 to the Executive Officers named above was calculated by multiplying those options by the excess of (a) the assumed market value at March 1, 2011 of common stock if the estimated market value of common stock were to increase 5% or 10% in each year of the option's 10-year term over (b) the base price shown. This calculation does not take into account any taxes or other expenses, which might be owed. The 5% and 10% appreciation rates are set forth in the SEC rules and no representation is made that the common stock will appreciate at those assumed rates or at all.

Aggregated Option Exercises in 2001
And December 31, 2001 Option Values

			Number of Securities Underlying Unexercised Options as of 12/31/01 (#)		Value of Unexercisable, In-the-Money Options at 12/31/01 ($)
	Number of Securities Underlying Options Exercised (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory B. Jones	0	$0	1,650	14,450	$0	$0
Jerry D. Lee	0	$0	1,650	14,450	$0	$0

(1)
Shares acquired pursuant to option grant must generally be held five years for 100% vestment, with a vesting schedule of 30% the third year, 60% the fourth year and 100% the fifth year.

(2)
Value is calculated as the difference between the estimated price of a share of common stock on December 31, 2001 ($13.00 per share) and the exercise price of the options. No value is reported if the exercise price of the options exceeded, or equal to, the estimated market price of a share of common stock on December 31, 2001.

401(k) Plan

        The Company has a 401(k) plan covering employees meeting certain age requirements. The plan is structured such that employees can contribute to the plan on a tax-deductible basis and have their contributions invested in various investment funds offered under the plan. The plan permits, but does not require, the Company to make an employer matching contribution during the plan year. Employer contributions, which represent 25% of the first 6% of an employee's salary contributed to the plan, totaled $14,752 in 2001.

1996 Cornerstone Statutory and Non-statutory Stock Option Plan

        The Company established the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan (the "Plan") during 1996 as a long-term incentive for eligible employees and directors. The total number of shares that may be issued under the plan may not exceed 205,000. Of such shares, 55,000 may be incentive stock options and the remaining 150,000 shares of stock may be nonqualified stock options. The persons eligible to receive incentive stock options under the plan are key Company employees and officers selected by the Human Resource Committee of the Board. Persons designated by the Committee who are eligible to receive nonqualified options need not be employees of the Company and generally will be non-employee directors of the Company. The options are issued at the market value of the Company's stock and are exercisable upon issue. The term of all options issued under the Plan are for 10 years.

Employment Agreements

        The Company has entered into "Executive Agreements" with three members of senior management: Gregory B. Jones, President and CEO; Jerry D. Lee, Executive Vice President & Senior Lender; and, Frank Hughes, Executive Vice President & CFO. The agreements are in effect for a period of three years and will expire on March 2, 2002, unless extended by the Board.

        Each agreement contains change-in-control provisions requiring a potential successor to negotiate with the employee as a condition to acquisition. The final employment agreement between the successor entity and the employee must be for a period of at least two years with a similar compensation package. If the employee is terminated, he must receive all compensation due at that time plus two years base salary. In addition all unexercised incentive stock options will become 100% vested. If such termination payment is made to the employee, he will agree not to engage in any business or activity within the Chattanooga Standard Metropolitan Statistical Area, which is directly or indirectly in competition with the successor entity.

Information about the Board of Directors and Its Committees

        The Company Board of Directors held 8 meetings during 2001 and all of the directors attended at least 75% of the aggregate total number of meetings of the Board and meetings of the Board committees on which they served. The Company has five standing committees: the Executive and Strategic Planning Committee, the Audit Committee, the Asset/Liability Management Committee, the Human Resource Committee and the Nominating Committee. These committees advise on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision. These same five committees also serve the Company's only bank subsidiary, Cornerstone Community Bank (the "Bank"). In addition, the Bank has a Directors Loan Committee and a Compliance/Community Reinvestment Act ("CRA") Committee.

        The Executive and Strategic Planning Committee assesses the Company's financial and marketing plans and promotes the interests of the Company, its shareholders and communities. It is authorized to generally take actions on behalf of the Board between meetings of the Board. Information from various management committees is reviewed and measured against planned benchmarks with action plans and responsibilities being assigned by the committee. Mr. Brooks, Mr. Driver, Mr. Marler, Dr. Payne and Mr. Wiggins constitute the members of this committee for both the Company and the Bank. This committee held 8 meetings for the Company and the Bank during 2001.

        The Audit Committee recommends annually to the Board the firm to be engaged as independent auditors for the Company for the next fiscal year. It also reviews the plan for the audit engagement,

reviews financial statements, reviews plans and results of internal auditing, generally reviews financial reporting procedures, reviews reports of the regulatory authorities, reviews the compliance with internal controls required by the Federal Deposit Insurance Corporation Improvement Act and periodically reports to the Board. Mr. Levine, Mr. Lloyd, Dr. Payne, and Mr. Large constitute the members of this committee. This committee held 5 meetings for the Company and the Bank during 2001.

        The Asset/Liability Management Committee oversees and reviews the Company's investment portfolio, risk management process and interest risk positions. The members of this committee are Mr. Driver, Mr. Marler, Dr. Payne and Mr. Wiggins. This committee held 11 meetings for the Company and the Bank during 2001.

        The Human Resource Committee makes recommendations to the Board with respect to the compensation of executive officers and employees of the Company and the Bank. The Company's Human Resource committee administers the 401-K and the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan. In addition the Committee oversees the Company's employee benefit and salary administration functions. Mr. Large, Mr. Levine, Mr. Marler and Mr. Wiggins constitute the members of this committee. This committee held 5 meetings for the Company and the Bank during 2001.

        The Nominating Committee provides written criteria to be used as a guideline in selecting and reviewing candidates for nomination to the Board. This committee develops and maintains a list of potential candidates for the Board and provides an educational program for new members to the Board. This committee reviews the performance and contribution of outside members of the Board and determines the need for any corporate officer to be considered a candidate for nomination. Mr. Fillauer, Mr. Levine, Mr. Marler and Dr. Payne constitute the members of this committee. This committee did not hold a meeting in 2001.

Compensation of Directors

        The Directors of the Company are not compensated for their attendance at Company Board meetings or Company committee meetings. Each Director received $450 for each Bank Board meeting. Each non-employee Director also received $75 for each Bank committee meeting attended. Total Director fees paid by the Bank for services rendered on behalf of the Bank in 2001 was $83,475.

Audit Committee Report

Identification of Members and Functions of Committee

        The Audit Committee of the Company's Board of Directors is currently composed of four non-employee directors: (1) Russell W. Lloyd, (2) Lawrence D. Levine, (3) Doyce G. Payne, and (4) James H. Large. Messrs. Lloyd, Levine, Payne and Large are "independent directors" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

Committee Charter

        The Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit B to this Proxy Statement. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee met five (5) times in fiscal year 2001. Prior to the release of quarterly reports in fiscal year 2001, the Audit Committee or a member of the Committee also reviewed and discussed the interim financial information contained therein with Hazlett, Lewis & Bieter, PLLC ("HLB").

Audit Fees

        The aggregate fees billed for professional services rendered by HLB for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Form's 10-Q for the fiscal year ended 2001 were $38,850.

Financial Information Systems Design and Implementation Fees

        There were no fees billed for financial information systems design and implementation services rendered by HLB for the fiscal year ended 2001.

All Other Fees

        The aggregate fees billed for services rendered by HLB, other than for the audit and financial information systems design and implementation, for the fiscal year ended 2001 were $9,720.

Auditor Independence

        The Audit Committee received from HLB written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and discussed this information with HLB. The Audit Committee also reviewed and discussed with management and with HLB the quality and adequacy of the Company's internal controls. The Audit Committee also reviewed with HLB and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with HLB also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended.

Review of Audited Financial Statements

        The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001 and has discussed the audited financial statements with management and with HLB. Based on all of the foregoing reviews and discussions with management and HLB, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the SEC.

        The foregoing report is submitted by the Audit Committee, consisting of:

Doyce Payne	Russell Lloyd	Lawrence Levine	Jim Large

Certain Relationships and Related Transactions

        Various Company directors, executive officers and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of Company and its subsidiary. These persons, corporations and firms have had transactions in the ordinary course of business with the Company and its subsidiary, including borrowings, all of which, in the opinion of management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company and its subsidiary expect to have such transactions on similar terms with directors, executive officers and their affiliates in the future. The aggregate amount of loans outstanding by Cornerstone Community Bank to directors, executive officers and related parties as of December 31, 2001 was approximately $1,394,835 which represented 9.91% of the Company's consolidated shareholders' equity on that date.

Voting Securities and Principal Shareholders

        The Company is not aware of any "person" (as defined by the SEC) who is the "beneficial owner" of more than 5% of the outstanding shares of the Company's common stock, as of February 25, 2002.

Shareholder Proposals for the 2003 Annual Meeting

        Proposals of shareholders of the Company intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before November 16, 2002. Proposals received before the deadline will be included in the Company's Proxy Statement and Proxy relating to the 2003 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

Annual Report on Form 10-KSB

        A copy of the Company's Annual Report on Form 10-KSB is being mailed with this proxy statement to each shareholder of record.

OTHER MATTERS

        The Board of the Company does not know of any matters to be brought before the Shareholders Meeting other than those described in this Proxy Statement. If any other matters properly come before the Shareholders Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of the Board.

EXHIBIT A
CORNERSTONE BANCSHARES, INC. 2002 LONG-TERM INCENTIVE PLAN

        The full text of the Plan, as proposed, is as follows:

        SECTION 1.    General Purpose of Plan

        The name of this plan is the Cornerstone Bancshares, Inc. 2002 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to enable Cornerstone Bancshares, Inc. (the "Corporation" or "Company") and its Subsidiaries to attract, retain, motivate, and reward employees who make a significant contribution to the Corporation's long-term success and to enable such employees to acquire and maintain an equity interest in Cornerstone Bancshares, Inc.

        SECTION 2.    Definitions

        For purposes of the Plan, the following terms shall be defined as set forth below:

  a.
  "Award" means any award of Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards, whether in cash or stock or a combination thereof, authorized by the Board under this Plan.

  b.
  "Board" means the Board of Directors of the Corporation.

  c.
  "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, any of which acts cause the Corporation or any Subsidiary liability or loss, as determined by the Board.

  d.
  "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

  e.
  "Committee" means the Human Resource Committee, or any other committee of the Board appointed for the purpose of administering the Plan, which committee shall consist of at least two or more Disinterested Persons, at least two of whom are directors of the Corporation.

  f.
  "Commission" means the Securities and Exchange Commission.

  g.
  "Corporation" means Cornerstone Bancshares, Inc.

  h.
  "Covered Participant" means a Participant who is or the Committee reasonably believes will be the Chief Executive Officer of the Company, will be acting in such capacity, or will have total compensation reported to the shareholders pursuant to the Securities and Exchange Act of 1934 by virtue of being one of the four highest compensated officers of the Company (i.e., a "covered employee," as defined in Section 162(m) of the Code and the regulations thereunder), and may have remuneration in excess of $1,000,000 for any taxable year during the life of the Award.

  i.
  "Disability" or "Disabled" means total and permanent physical or mental disability or incapacity of an employee to fulfill at any time or from time to time his normal duties as an employee, as certified in writing by two competent physicians, one of which shall be selected by the Committee and the other of which shall be selected by the employee or his duly appointed guardian or legal or personal representative. In addition, for purposes of determining Disability as it applies to any Incentive Stock Option, the term "Disability" shall be interpreted consistently with Code Sections 421-424

  j.
  "Disinterested Person" is a person who meets both (i) the definition of "disinterested person" as set forth in Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (ii) the definition of "outside director" as set forth in Code Section 162(m), as amended from time to time.

  k.
  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

  l.
  "Fair Market Value" means (i) if the stock is listed on a securities exchange or is traded over the NASDAQ National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the stock is not listed on a securities exchange or traded over the NASDAQ National Market, the mean between the bid and offered prices as quoted by NASDAQ for such date, provided that if it is determined that, the fair market value is not properly reflected by such NASDAQ quotations, or if the stock is not quoted on NASDAQ, Fair Market Value will be determined by such other method as the Board determines in good faith to be reasonable, except that, with respect to grants of Restricted Stock, "Fair Market Value" for Restricted Stock on the date of grant shall be determined as of the time and date of the Restricted Stock grant.

  m.
  "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

  n.
  "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  o.
  "Participant" means any employee or director of the Corporation and its Subsidiaries designated by the Board to receive an Award under the Plan.

  p.
  "Performance Award" means an award of shares of Stock or cash to a Participant pursuant to Section 9 contingent upon achieving certain performance goals. Any Performance Award made to a Covered Participant shall meet the conditions of Section 9, such that it will not result in or give rise to "applicable employee remuneration" within the meaning of Section 162(m) of the Code.

  q.
  "Plan" means this Cornerstone Bancshares, Inc. 2002 Long-Term Incentive Plan.

  r.
  "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 8.

  s.
  "Retirement" means retirement from active employment with the Corporation or any Subsidiary on or after the normal retirement date.

  t.
  "Stock" means the common stock of the Corporation or any successor corporation.

  u.
  "Stock Appreciation Right" means a right granted under Section 7, which entitles the holder to receive a cash payment or an award of Stock or, if applicable, as a credit against the purchase price of a related Stock Option, in an amount equal to the difference between (i) the Fair Market Value of the Stock covered by such right at the date the right is granted and (ii) the Fair Market Value of the Stock covered by such right at the date the right is exercised, unless otherwise determined by the Board pursuant to Section 7, multiplied by the number of shares covered by the right.

  v.
  "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

  w.
  "Subsidiary" means any corporation (other than Cornerstone Bancshares, Inc.) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        SECTION 3.    Administration

        The Plan shall be administered by the Committee which shall at all times consist of not less than two Disinterested Persons, at least two of whom are directors of the Corporation.

        The Committee, with subsequent Board approval, shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; or (iv) Performance Awards.

        In particular, the Board shall have the authority:

  (i)
  to (A) select the participants of the Corporation and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing from time to time will be granted hereunder; (B) to grant Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards, or a combination of the foregoing, hereunder; (C) to determine the number of shares of Stock to be covered by each such Award granted hereunder;

  (ii)
  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, any restriction on any Award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Board may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Board may determine, in its sole discretion;

  (iii)
  to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of a Participant, including the provision for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

        Subject to Section 10, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and all Plan Participants.

        SECTION 4.    Stock Subject to Plan

        The total number of shares of Stock reserved and available for distribution under the Plan shall be 300,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        If any shares of Stock that have been subject to option cease to be subject to option without having been exercised, or if any shares subject to any Restricted Stock, Stock Appreciation Rights, or Performance Awards granted hereunder are forfeited or such Awards are otherwise terminated without having been exercised, such shares shall again be available for distribution in connection with future Awards under the Plan in each case to the full extent available pursuant to the rules and interpretations of the Commission under Section 16 of the Exchange Act. In the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Stock subject to such Award shall not be available for regrant under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Stock Appreciation Rights, Restricted Stock or Performance Awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, in order to preserve each Participant's rights substantially proportionate to the Participant's rights existing prior to such event, provided that the number of shares subject to any Award shall always be a whole number. The Corporation upon the exercise of any Stock Appreciation Rights shall also use such adjusted option price to determine the amount payable associated with any Stock Option the price of which is adjusted.

        Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant in any calendar year shall be 30,000.

        SECTION 5.    Eligibility

        Any Participant of the Corporation or any of its Subsidiaries is eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards. The Participants under the Plan shall be selected from time to time by the Committee, with subsequent Board approval, from among those eligible, and the Committee shall determine, with subsequent Board approval, the number of shares covered by each Award or grant.

        SECTION 6.    Stock Options

        Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each optionee.

        The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options (subject to the provisions of Section 15 of the Plan) and (ii) Non-Qualified Stock Options.

        The Committee, with subsequent Board approval, shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

        Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. All of the provisions of Sections 421, 422 and 424 of the Code and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to Incentive Stock Options to the extent that their inclusion in this Plan is necessary from time to time to preserve their status as Incentive Stock Options within the meaning of Section 422. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that it shall be an Incentive Stock Option for purposes of Section 422, and any provisions thereof which cannot be so construed shall be disregarded.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

  (a)
  Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, with subsequent Board approval, at the time of grant. The option price per share of Stock may be equal to or more or less than the Fair Market Value of the Stock on the date of grant, except that the option price for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option (determined without regard to any Stock Appreciation Rights). If the option is an Incentive Stock Option and if the employee to whom the Incentive Stock Option is granted owns directly or indirectly more than 10% of the total combined voting power of all classes of Stock immediately before the grant of the option, then the option price per share of Stock must be at least 110% of the Fair Market Value of the Stock on the date of grant.

  (b)
  Option Term. The term of each Stock Option shall be fixed by the Committee, with subsequent Board approval, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted. If the option is an Incentive Stock Option and if the employee to whom the Incentive Stock Option is granted owns directly or indirectly more than 10% of the total combined voting power of all classes of Stock immediately before the grant of the option, then the term of the option may not exceed five years.

  (c)
  Exercisability. Subject to paragraph (j) of this Section 6 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, with subsequent Board approval, at grant, provided, however, that except as provided in paragraphs (f) and (g) of Section 6, unless a longer vesting period is otherwise determined by the Board at grant, no Stock Option shall be exercisable for a period of six months after the date of the grant of the option. If the Committee provides, with subsequent Board approval, that any Stock Option is exercisable only in installments, the Board may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board may determine in its sole discretion.

  (d)
  Method of Exercise. Stock Options may be exercised in whole or in part at any time during the exercise period described in Section 6(c) by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Corporation. Payment of the exercise price of a Stock Option and any withholding tax due at exercise also may be made through any program or procedure (including but not limited to a broker-dealer cashless exercise program) if approved by the Board. No shares of Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

  (e)
  Transferability of Options.

  (1)
  Incentive Stock Options. No Incentive Stock Option shall be transferable by the optionee, otherwise than by will or by the laws of descent and distribution, or be subject to attachment, execution or similar process. All Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

  (2)
  Non-Qualified Stock Options. Non-Qualified Stock Options shall likewise be non-transferable by the optionee, otherwise than by will or by the laws of descent and distribution, and not subject to attachment, execution or similar process; provided, however, that the Board may by resolution or after grant designate existing or future Non-Qualified Stock Options as "transferable," meaning that the optionee may sign an agreement which transfers all or a portion of such Non-Qualified Stock Option (either exercisable or non-exercisable) to (A) a member of the optionee's Immediate Family, (B) any trust or trusts in which members of the optionee's Immediate Family have more than a fifty percent (50%) beneficial interest, (C) any entity in which optionee and/or members of the optionee's Immediate Family own more than fifty percent (50%) of the voting interests, or (D) any foundation in which optionee and/or optionee's Immediate Family members control the management of the foundation's assets, subject to such terms and conditions as the Board may establish. The form of agreement pursuant to which such options are transferred must be approved by the Board and executed by the optionee, transferee and the Corporation. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, except that the term "optionee" shall be deemed to refer to the transferee subject to any terms and conditions established by the Board. Subsequent transfers of such transferred options shall be prohibited, except by will or the laws of descent and distribution. For purposes of this Subsection, "Immediate Family" means the optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, nephew or niece of the optionee (including by adoption), and any person sharing the optionee's household (other than a tenant or employee).

  (f)
  Termination by Death (other than by suicide). Unless otherwise determined by the Board at or after grant, if any optionee dies (other than by suicide), the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Board shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

  (g)
  Termination by Reason of Disability. Unless otherwise determined by the Board at or after grant, if any optionee becomes Disabled, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such Disability or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (h)
  Termination by Reason of Retirement. Unless otherwise determined by the Board at or after grant, if any optionee's termination with the Corporation or any Subsidiary terminates by reason of Retirement, any Stock Option held by such optionee must thereafter be exercised within ninety days after the date of Retirement to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after the expiration of the stated term of such Stock Option (if less than such ninety day period); and, provided that if the optionee dies within such period any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (i)
  Other Termination. Unless otherwise determined by the Board at or after grant, if an optionee's termination with the Corporation or any Subsidiary is for Cause or for death by reason of suicide or for any reason other than Disability or Retirement or death other than by suicide, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised to the extent such Stock Option could have been exercised on the date of cessation for the lesser of three months from the date of termination or the balance of such Stock Option's term if the optionee's termination with the Corporation or any Subsidiary is involuntary and without Cause.

  (j)
  Limit on Value of Incentive Stock Options First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Corporation or any Subsidiary) shall not exceed $100,000.

        SECTION 7.    Stock Appreciation Rights

  (a)
  Grant and Exercise When Granted in Conjunction With Stock Options. Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option, except as otherwise provided below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

    A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

    A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (c) of this Section 7, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (c) of this Section 7. Stock Options, which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

  (b)
  Grant and Exercise When Granted Alone. Stock Appreciation Rights may be granted in a manner not related to an award of a Stock Option. The Board shall have the discretion to determine the terms and conditions of any Stock Appreciation Rights not related to a Stock Option Award. A Stock Appreciation Right granted under this Section 7(b) is not exercisable for a period of six months from the date of grant, unless the Board otherwise determines a longer period. The Stock Appreciation Right, granted under Section 7(b), shall be exercisable in accordance with Section 7(c) over a period not to exceed ten years. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Common Stock, as determined by the Board, without any action by the holder if, on that date, the Fair Market Value of the Stock exceeds the exercise price of the Stock Appreciation Right.

  (c)
  Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, including the following:

  (i)
  Stock Appreciation Rights granted pursuant to Section 7(a) shall be exercisable only at such time or times and to the extent that the Stock Options to which the Stock Appreciation Rights relate shall be exercisable in accordance with the provisions of Section 6 and this Section 7 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death other than by suicide or Disability of the optionee prior to the expiration of the six-month period.

    (ii)
    Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Board having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7 (b), the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Board having the right to determine the form of payment.

    (iii)
    No Stock Appreciation Right shall be transferable by the holder, other than by will or the laws of descent and distribution, or be subject to attachment, execution or similar process. All Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

    (iv)
    Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 of the Plan on the number of shares of Stock to be issued under the Plan.

    (v)
    A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 7(a), may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

    (vi)
    In its sole discretion, the Board may provide, at the time of grant of a Stock Appreciation Right under this Section 7, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" (as defined in Section 11 below). Furthermore, the Board may provide, at the time of grant of any Stock Appreciation Right, that such Stock Appreciation Right can be exercised only upon the attainment of specified performance goals or other such criteria as the Board may determine in its sole discretion.

    (vii)
    In the discretion of the Board, if the Plan is approved by the shareholders of the Corporation a Stock Appreciation Right may provide that any exercise by a Participant of all or a portion of a Stock Appreciation Right for cash, may only be made during the period beginning on the third business day following the date of the Corporation's release of its quarterly or annual summary statements of earnings to the public and ending on the twelfth business day following such date; provided, however, that the foregoing shall not apply to any exercise by a Participant of a Stock Appreciation Right for cash where the date of exercise is automatic or fixed in advance under the Plan and is outside the control of the Participant.

        SECTION 8.    Restricted Stock

  (a)
  Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Board shall determine the participants of the Corporation and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 8(b) hereof), the time or times within which such Awards may be subject to forfeiture, the nature of the restrictions, including any performance requirements, the circumstances under which restrictions will lapse and all other conditions of the Awards. The Board may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Board may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

  (b)
  Awards and Certificates. The prospective recipient of an Award of shares of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then applicable terms and conditions.

  (i)
  Awards of Restricted Stock must be accepted within a period of thirty days (or such shorter period as the Board may specify) after the Award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

  (ii)
  Each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock to be held in escrow as described below. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cornerstone Bancshares, Inc. 2002 Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Cornerstone Bancshares, Inc. Copies of such Plan and Agreement are on file in the offices of Cornerstone Bancshares, Inc., 6401 Lee Highway Suite B, Chattanooga, TN 37421."

    (iii)
    The Board shall require that the stock certificate evidencing such shares be held in escrow by any other escrow agent designated by the Board until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. In the event the Participant has obtained a loan to purchase the Restricted Stock or to pay any taxes due with respect to the Restricted Stock, escrow agent shall have the right to require that the shares continue to be held in escrow until such loan is repaid.

  (c)
  Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

  (i)
  Subject to the provisions of this Plan and Restricted Stock Award Agreements, during the period of six months after the Award or such longer period as may be set by the Board commencing on the grant date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Board may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Board may determine, in its sole discretion.

    (ii)
    Except as provided in paragraph (c) (i) of this Section 8, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to receive any dividends, unless the Board shall declare otherwise at the time of the Award.

      Dividends paid in cash with respect to shares of Restricted Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in Stock of the Corporation or Stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock and the repayment of any loans obtained to purchase the Restricted Stock or to pay any taxes due with respect to the Restricted Stock.

    (iii)
    Subject to the provisions of the Restricted Stock Award Agreement and this Section 8, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction (together with any price paid for such shares by the Participant) shall be forfeited by the Participant, unless otherwise determined by the Board.

    (iv)
    The Board may, in its sole discretion, waive in whole or in part any or all restrictions with respect to any Participant's shares of Restricted Stock.

        SECTION 9.    Performance Awards

  (a)
  Administration. Shares of Stock and/or a payment in cash may be distributed under the Plan to an employee upon the attainment of performance objectives, as a Performance Award. The Board shall determine the participants of the Corporation and its Subsidiaries to whom Performance Awards are granted, the terms and conditions of the performance objectives, the term of the performance period and the value and form of the payment of the Performance Award. For a Performance Award made to any Covered Participant, the performance goals shall be disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code and the regulations thereunder.

  (b)
  Performance Objectives. The Board, in its sole discretion may establish, under this Section 9, performance objectives either in terms of Corporation-wide objectives or in terms of objectives that are related to the specific performance of an employee, director, a bank, a group, a division, a department, or Subsidiary within the Corporation in which the Participant is employed. A minimum level of performance, at the discretion of the Board, may be established.

        If, at the end of the performance period, the specified objectives have been attained, the Participant is deemed to have fully earned the Performance Award. If such performance objectives are only partially attained, the Participant may be deemed by the Board to have partly earned the Performance Award and would become eligible to receive a portion of the total Award, as determined by the Board. If a required minimum level of achievement has not been met, as determined by the Board, the Participant is entitled to no portion of the Performance Award. If, at the end of the performance period, performance exceeds the target, the Participant, at the Board's discretion, may receive a multiple of the Performance Award. The Board may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate as a measure of performance.

        Performance Awards to any Covered Participant must be granted no later than ninety (90) days from the beginning of the performance period specified in the Performance Award. A Performance Award to a Covered Participant shall not allow for any discretion by the Committee to increase the amount payable under the Award, although the Committee may have discretion to decrease the amount paid. With respect to any Covered Participant, the Committee shall certify in writing prior to payment of a Performance Award that the Covered Participant has satisfied such performance goals and complied with all material terms of the Performance Award and this Plan. For this purpose, approved minutes of the Committee meeting at which certification is made shall be treated as a written certification. All the provisions of Section 162(m) of the Code and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to any Performance Award to a Covered Participant to the extent that their inclusion in this Plan is necessary from time to time to preserve the deductibility of the remuneration paid to the Covered Participant by the Company in any tax year. Each provision of the Plan and each Performance Award shall be construed so that it does not give rise to "Applicable Employee Remuneration" within the meaning of Section 162(m), and any provisions thereof which cannot be so construed shall be disregarded.

  (c)
  Terms and Conditions. A Participant to whom a Performance Award has been granted is given performance objectives to be reached over a specified period, the "performance period." Generally this period shall be not less than one year.

        Any Participant granted a Performance Award pursuant to this Section 9 who by reason of death (other than by suicide), Disability or Retirement is terminated before the end of the performance period the participant will be entitled to receive a portion of any earned Performance Award. The Board, in its discretion, will determine the amount of the Performance Award earned, if any, and the time at which payment will be made.

        A Participant, who is terminated for any other reason, including death by suicide, forfeits all rights under the Performance Award.

        SECTION 10.    Amendments and Termination

        The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuation shall be made which affects an existing Award under the Plan without the optionee's or Participant's consent. If stockholder approval of this Plan is obtained, no amendment, alteration or discontinuation shall be made by the Board which, without the approval of the stockholders, would:

  (a)
  increase the total number of shares reserved for the purpose of the Plan, except as provided for in accordance with Section 4 of the Plan;

  (b)
  decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the granting of the option, except as provided for in accordance with Section 4 of the Plan;

  (c)
  change the Participants or class of Participants eligible to participate in the Plan;

  (d)
  extend the maximum option period under paragraph (b) of Section 6 of the Plan; or

  (e)
  materially increase in any other way the benefits accruing to Participants.

        The Board may amend the terms of any Award or option theretofore granted, prospectively or retroactively, but no such amendment shall affect an existing Award under the Plan without the Participant's consent. The Board may also substitute new Stock Options for previously granted Stock Options, including options granted under other plans applicable to the Participant, and previously granted Stock Options having higher option prices.

        SECTION 11.    Change of Control

        The following provisions shall apply in the event of a "Change of Control," as defined in this Section 11:

  (a)
  In the event of a "Change of Control" as defined in paragraph (c) of this Section 11, the vesting of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards shall be accelerated so that all Awards not previously exercisable and vested are fully exercisable and vested.

  (b)
  If the employment of a Participant is terminated for any reason following a Change of Control, any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards granted to the Participant that are not fully exercisable and vested shall become fully exercisable and vested as of the date of such termination and any obligations to pay amounts to the Corporation or any Subsidiary in connection with an Award shall be terminated as of the date when such termination occurs.

  (c)
  For purposes of this Section 11, a "Change of Control" means the happening of any of the following:

  (i)
  when any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 51% or more of the combined voting power of the Corporation's then outstanding securities;

  (ii)
  the occurrence of a transaction requiring stockholder approval for the acquisition of the Corporation by an entity other than the Corporation or a Subsidiary through purchase of assets, or by merger, or otherwise; or,

  (iii)
  the filing of an application with any regulatory authority having jurisdiction over the ownership of the Corporation by any "person," as defined in the preceding paragraph, to acquire 51% or more of the combined voting power of the Corporation's then outstanding securities.

  (d)
  For purposes of this Section 11, a "Change of Control" shall not result from any transaction precipitated by the Corporation's insolvency, appointment of a conservator, or determination by a regulatory agency that the Corporation is insolvent, nor from any transaction initiated by the Corporation in regard to creating a holding company of which the Corporation would be a primary entity, nor from any transaction initiated by the Corporation in regard to converting from a publicly traded company to a privately held company.

        SECTION 12.    General Provisions

  (a)
  All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities or other laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (b)
  Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The Corporation and its Subsidiaries specifically reserve the right to terminate (whether by dismissal, discharge, retirement or otherwise) any Participant with the Company or a Subsidiary at any time at will. Neither the granting of an Award nor the adoption of the Plan shall confer upon any participant of the Corporation or its Subsidiaries any right to continued employment with the Corporation or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary to terminate any of its participants at any time.

  (c)
  Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. A Participant may irrevocably elect to have the withholding tax obligations or, in the case of all Awards hereunder except Stock Options which have related Stock Appreciation Rights, if the Board so determines, any additional tax obligation with respect to any Awards hereunder satisfied by (1) having the Corporation withhold shares of Stock otherwise deliverable to the Participant with respect to the Award or (2) delivering to the Corporation shares of unrestricted Stock; provided, however, that if the Participant is an "officer" of the Corporation within the meaning of Section 16 of the Exchange Act, no such election shall be made (i) unless the Plan has been approved by shareholders in accordance with Section 15 of the Plan and (ii) such election is made either (A) during one of the "window" periods described in Rule 16b-3 promulgated under the Exchange Act, or (B) at least six months prior to the date income is recognized with respect to the Award.

  (d)
  No members of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation provided such individual first gives the Corporation an opportunity, at its own expense, to handle and defend any legal action before such individual undertakes to handle and defend such legal action.

  (e)
  The existence of Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Awards shall not affect the right or power of the Corporation and its shareholders to make adjustments, recapitalizations, reorganizations, or other changes to the Corporation's capital structure or its business; issue bonds, debentures, preferred or prior preference stocks affecting the Corporation's Common Stock or the rights thereof; dissolve or liquidate the Corporation, or sell or transfer any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

  (f)
  The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Tennessee, except where those laws may be superseded by the laws of the United States of America. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Tennessee.

  (g)
  The obligation of the Corporation to make payment of Awards in Stock shall be subject to all applicable laws, rules and regulations and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the Securities Act of 1933, as amended from time to time ("1993 Act"); any of the shares of Stock paid under the Plan. If the Stock paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Corporation may restrict the transfer of such Stock in such manner, as it deems advisable to ensure the availability of any such exemption.

        SECTION 13.    Cash Awards and Loans

        The Board, in its sole discretion, at any time may authorize special cash Awards to Participants to enable them to fund the exercise price of a Stock Option or any taxes that must be paid or withheld upon the exercise of a Stock Option, or Stock Appreciation Right, to fund the purchase price (if any) of Restricted Stock or any taxes that must be paid or withheld with respect to Restricted Stock, or to fund any taxes that must be paid or withheld with respect to any Performance Award. The Board in its sole discretion, at any time, may assist a Participant in obtaining a loan for any funds required in connection with any aspect of the Plan, including without limitation the exercise or purchase price of any Award and any taxes that must be paid or withheld in connection with any Award.

        SECTION 14.    Accounting

        It is the intent of the Board that the accounting expenses for any Awards under this Plan to the participants of Subsidiaries be charged to the Subsidiaries employing such participants and not to the Corporation. The Board of Directors and the Committee shall have the right to adopt any policies and procedures required in order to carry out this intent.

        SECTION 15.    Effective Date of Plan

        The Plan shall become effective upon the adoption by the Corporation's shareholders.

        SECTION 16.    Term of Plan

        No Stock Option, Stock Appreciation Right, Restricted Stock or Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Awards theretofore granted may extend beyond that date.

        SECTION 17.    Execution

        IN WITNESS WHEREOF, the Corporation has caused this Plan to be signed by its duly authorized officers effective as of this                         day of                        , 2002.

CORNERSTONE BANCSHARES, INC.
By:	/s/ EDWARD L. BURRIS Edward L. Burris
Title:	Vice President & Secretary

EXHIBIT B
CORNERSTONE BANCSHARES, INC. AUDIT COMMITTEE CHARTER

        To comply with its fiduciary responsibility in protecting the assets of Cornerstone Community Bank (the "Bank") for its customers and shareholders, the Board of Directors (the "Board") believes it is prudent to adopt a sound and extensive audit program. This charter will guide and direct the Audit Committee (the "Committee") with its regulatory obligation to design an audit program sufficient to prevent unnecessary losses resulting from inadequate controls or inappropriate procedures.

        While it is the responsibility of the entire Board to protect all assets of the Bank, the Board hereby authorizes the Committee to oversee the audit function. The Committee is responsible for hiring a qualified internal auditor or internal audit outsourcing vendor and an external auditor. The audit function should provide sufficient audit coverage in all major risk areas of the Bank, to enforce adequate internal controls, to judge compliance with policies and procedures and to enforce compliance with generally accepted accounting principles. Such action should prevent losses from fraud, defalcations and operating deficiencies. The general objective of the audit program is to require sufficient audit coverage, internal controls and the use of generally accepted auditing standards to obtain an unqualified opinion on the Bank's financial statements and operations. The purpose of this charter is to provide authority to the Committee of the Board to oversee its fiduciary responsibilities and to delineate specific duties to internal and external auditors.

        The specific goals are:

  1.
  To provide the internal auditing functions with sufficient authority and staff to adequately test and report accounting and auditing deficiencies to the Committee.

  2.
  To require sufficient scope and timing of audits to control and possibly reduce the costs associated with year-end external audit testing coverage.

  3.
  To require the external auditor to submit an engagement letter complete with fee schedules and procedures sufficient to render an opinion on the annual financial statements.

  4.
  To ensure corrective actions recommended by the internal auditing function and the external auditors are implemented by the Bank's management.

  5.
  To designate the responsibilities and educational requirements of both the internal auditing function and the external auditors.

        Membership on the Committee will require Board approval. Vacancies will be filled by appointment from the Board to the unexpired term being filled. The Committee will be composed of four (4) outside directors, and at the Committee's discretion members of management, internal audit, external audit or the corporate tax return preparer may also attend the meetings.

        The Committee will meet at least quarterly at a date and time as established by the Committee chairman. The Committee will require management to provide quarterly reports by the meeting date; the format, content and discussion will be at the members' discretion. A simple majority of the outside directors attending the meeting will be sufficient to approve any order of business. The Committee chairman will report the Committee's actions by the next scheduled Board meeting.

THE DIRECTORS AND OFFICERS OF

[CORNERSTONE BANCSHARES, INC. LOGO]

CORDIALLY INVITE YOU TO ATTEND OUR
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 18, 2002, 6:00 P.M. EDT
CORNERSTONE COMMUNITY BANK
2280 GUNBARREL ROAD
CHATTANOOGA, TENNESSEE

IMPORTANT
Please complete both sides of the PROXY CARD, sign, date,
detach and return in the enclosed envelope.

DETACH PROXY CARD HERE

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SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED SAID PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE THIRTEEN DIRECTORS OF THE COMPANY LISTED IN THE PROXY STATEMENT, AND THE APPROVAL OF THE OUTSIDE AUDITING FIRM. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Dated:

(PLEASE SIGN HERE)

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees, should so indicate when signing. If shares are held jointly, at least one holder must sign.

DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD

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IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

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REVOCABLE PROXY CORNERSTONE BANCSHARES, INC.

The undersigned hereby appoints Mr. Gregory B. Jones or Mr. Earl Marler, Jr., or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Cornerstone Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Shareholders Meeting to be held on, April 18, 2002, beginning at 6:00 p.m. local time, and at any adjournment or postponement thereof. The Directors recommend that any shareholder desiring to revoke his or her proxy and vote in person at the Shareholders Meeting arrive at the meeting location by 6:00 p.m. local time to facilitate confirmation of number of shares eligible to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS.

		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
I. Election of Directors:	Ramesh V. Amin	/ /	/ /	/ /	James H. Large	/ /	/ /	/ /	Turner Smith	/ /	/ /	/ /
	Randy Brooks	/ /	/ /	/ /	Lawrence D. Levin	/ /	/ /	/ /	Billy O. Wiggins	/ /	/ /	/ /
	B. Kenneth Driver	/ /	/ /	/ /	Russell W. Lloyd	/ /	/ /	/ /	Marsha Yessick	/ /	/ /	/ /
	Karl Filauer	/ /	/ /	/ /	Earl A. Marler, Jr.	/ /	/ /	/ /
	Gregory B. Jones	/ /	/ /	/ /	Doyce G. Payne, M.D.	/ /	/ /	/ /

II. To approve the Cornerstone Bancshares, Inc. 2002 Long Term Incentive Plan for purpose of reserving 300,000 shares of common stock, for the granting of stock options.

/ / FOR	/ / AGAINST	/ / ABSTAIN

III. To approve the engagement of Hazlett, Lewis & Beiter, Certified Public Accountants as the Company's independent auditing firm.

/ / FOR	/ / AGAINST	/ / ABSTAIN

/ / Please mark here with a (X) if you intend to attend the Shareholders Meeting.

(Continued and to be signed on the other side)

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS OF CORNERSTONE BANCSHARES, INC. TO BE HELD ON APRIL 18, 2002
INTRODUCTION
PROPOSAL I: ELECTION OF DIRECTORS
PROPOSAL II: Consideration and Approval of the Cornerstone Bancshares, Inc. 2002 Long Term Incentive Plan
PROPOSAL THREE APPROVAL OF INDEPENDENT ACCOUNTANTS
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 2001
Aggregated Option Exercises in 2001 And December 31, 2001 Option Values
OTHER MATTERS
EXHIBIT A CORNERSTONE BANCSHARES, INC. 2002 LONG-TERM INCENTIVE PLAN
EXHIBIT B CORNERSTONE BANCSHARES, INC. AUDIT COMMITTEE CHARTER